UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
 ☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a−6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a−12

BRC Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑ No fee required.
 ☐ Fee paid previously with preliminary materials.
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PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION
DATED MARCH 8, 2024

2024 Proxy Statement and
Notice of Annual Meeting of Stockholders

Tuesday, April 30, 2024 at 11:00 a.m. Eastern Time

Online at: www.virtualshareholdermeeting.com/BRCC2024

BRC Inc. 1144 S. 500 W Salt Lake City, UT 84101
March 18, 2024
Dear Fellow Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of BRC Inc., which will be held at 11:00 a.m. Eastern Time, on Tuesday, April 30, 2024. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/BRCC2024 and using the 16-digit control number included in your proxy materials.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.
Sincerely,
Chris Mondzelewski
Chief Executive Officer

BRC Inc. 1144 S. 500 W Salt Lake City, UT 84101

To the Stockholders

Notice of Annual Meeting of
Stockholders
Date:
April 30, 2024
Record Date:
March 4, 2024
Time:
11:00 a.m. ET
Attendance:
www.virtualshareholder
meeting.com/BRCC2024

YOUR VOTE
IS IMPORTANT
Whether or not you expect to participate in the Annual Meeting, our Board of Directors (the “Board”) encourages you to review the accompanying Proxy Statement for information relating to each of the proposals and to cast your vote promptly.
We will hold the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BRC Inc., a Delaware public benefit corporation (the “Company”), on April 30, 2024 at 11:00 a.m. Eastern Time as a virtual meeting held entirely over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions online by visiting www.virtualshareholdermeeting.com/BRCC2024 and entering the 16-digit control number included in the notice containing instructions on how to access Annual Meeting materials, your proxy card, or the voting instructions that accompanied the proxy materials.
Items of business:
to elect as director the nominee named in the accompanying Proxy Statement to a term of three years, or until his successor has been elected and qualified;
to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and
the approval of an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers of the Company to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
These matters are more fully described in the proxy statement accompanying this notice (the “Proxy Statement”).
We are pleased to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish our proxy materials via the Internet. On or about March 18, 2024, we are mailing to stockholders as of the record date a notice with instructions on how to access our proxy materials and vote via the Internet, or by mail, or telephone. The notice also contains instructions on how to request a paper copy of our proxy materials, including our 2023 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2024. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2023 ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/BRCC2024.
By Order of the Board of Directors,
Andrew McCormick
General Counsel and Corporate Secretary
March 18, 2024

Proxy Statement Summary	1
Black Rifle Coffee Company at a Glance	1
Overview of Proposals	2
Proposal No. 1: Director Nominee Election	2
Proposal No. 2: Ratification of Independent Auditor	2
Proposal No. 3: Approval of An Amendment to Our Amended And Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company	2
Other Proposals	2
Important Information about the Annual Meeting and Voting	7
Stockholders Entitled to Vote	7
Quorum	7
Attending the Annual Meeting	8
Voting Methods	8
Vote Requirements	9
Broker Non-Votes and Abstentions	10
Revocability of Proxies	10
Solicitation of Proxies	10
Proposal No. 1: Election of Class II Director	11
Overview	11
Criteria for Nomination to the Board	12
Stockholder Nominations	13
Board Qualifications	14
Nominee and Continuing Directors	15
Corporate Governance and our Board of Directors	19
Board Leadership and Governance Structure	19
Director Independence	19
Controlled Company	20
Board Leadership Structure	20
Board Committees	21
Audit Committee	21
Compensation Committee	22
Nominating and Corporate Governance Committee	22
Meeting Attendance	22
Other Governance Matters	23
Code of Ethics	23
Role of the Board in Risk Oversight	23

Corporate Governance Guidelines	23
Prohibition of Hedging and Pledging	23
Communications with the Board	24
Director Compensation	25
Non-Employee Director Compensation Program	25
Director Compensation Table	25
Outstanding Equity Awards for Directors at Fiscal Year-End	26
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	27
Independent Registered Public Accounting Firm Fees	28
Audit Committee Pre-Approval Policies and Procedures	28
Audit Committee Report	29
Proposal No. 3: Approval of An Amendment to Our Amended And Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company	30
Executive Compensation	33
2023 Summary Compensation Table	35
Compensation Philosophy	35
Elements of NEO Compensation	36
Agreements with Named Executive Officers	38
Outstanding Equity Awards at Fiscal Year-End	41
Equity Compensation Plan Information	42
Ownership of our Common Stock	43
Certain Relationships and Related Party Transactions	47
Related Person Policy of the Company	47
Additional Information	49
Availability of Certain Information	49
Householding	49
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement	49
Other Matters	50

Proxy Statement Summary
This summary highlights information that is contained elsewhere in this Proxy Statement. It does not include all information necessary to make a voting decision and you should read this Proxy Statement in its entirety before casting your vote. References to “BRCC,” “Black Rifle Coffee,” “Black Rifle Coffee Company,” the “Company,” “we,” “us,” or “our” refer to BRC Inc., together with its controlled subsidiaries, unless the context requires otherwise.
Black Rifle Coffee Company at a Glance
Black Rifle Coffee Company is a rapidly growing Veteran-controlled and led coffee and media company that operates through three channels: Wholesale, Direct to Consumer (“DTC”), and our Outposts. Our business started with a loyal and quickly expanding community of consumers through our DTC channel and we now have more than 225,800 active Coffee Club subscribers as of December 31, 2023. We are now experiencing rapid growth in our Wholesale channel as we have continued our expansion into grocery stores, specialty stores, and other intermediaries. We have also experienced growth in our Outpost channel as we opened additional company owned stores and franchises in 2023.
At Black Rifle Coffee, we develop our roast profiles with the same mission focus we learned as military members serving our country. We produce creative and engaging cause-related media content to inform, inspire, entertain, and build our community. We also sell Black Rifle Coffee-brand apparel, coffee brewing equipment, and outdoor and lifestyle gear that our consumers proudly wear and use to showcase our brand. At the heart of everything we do is our commitment to supporting active duty military, Veterans, first responders, and those who love America.
We utilize a three-pronged approach to craft a unique brand that resonates with our customer base and enhances brand loyalty: Inform, Inspire, and Entertain. We want our audience to love coffee as much as we do, so we strive to inform them on all the awesome facets of coffee. Every day we work to inspire our customers; we take pride in the coffee we roast, the Veterans we employ and the causes we support. We give back to the community and are committed to support those who serve.
FY2023 Business Highlights
•	Our total revenue grew by 31% from 2022 to $395.6 million. The meaningful increase in revenue was driven by growth within our Wholesale channel, which continued impressive growth from 2022 by 89%.
•
We increased our product distribution by nearly 5%, such that retailers accounting for 43.4% of all sales of similar products carried our products in 2023, up from 38.6% in 2022. According to Nielsen, our Ready-to-Drink dollar sales compared to a year ago were up 20% over the last 13 weeks through December 31, 2023 compared to a category decline of 7%.

•
In one year we have built a $100 million business with the largest nationwide retailer. Our share of the coffee aisle continues to grow and our most recent reset in July 2023 achieved 57% new points of distribution. BRCC is the #8 coffee brand overall in our first retail partner. In the Food, Drug and Mass (“FDM”) market, Black Rifle Coffee has outpaced market growth by 18x over the last 13 weeks through December 31, 2023.

•
The success we have seen thus far in the FDM market gives additional partners confidence in the brand’s broad appeal and retail potential. We expect FDM to be the primary growth source for fiscal year 2024.

•
We donated over $2.4 million in cash and coffee to Veteran, active duty and first responder causes. Close to half of all of our employee base are Veterans or Veteran spouses and we continue to hire more as the business grows.

BRC Inc.	1	2024 Proxy Statement

Overview of Proposals
Board Vote Recommendation	Proposals	Page
FOR the nominee	Elect one Class II Director nominee	11
FOR	Ratify appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024	27
FOR	The approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company	30
Proposal No. 1: Election of Director Nominee
We are asking you to vote for the election of Thomas Davin as a Class II director, to serve for a three-year term expiring at our 2027 Annual Meeting. George Muñoz, a Class II director, will not be standing for re-election at the Annual Meeting. Our Board currently consists of seven members and is divided into three classes, each of which has a three-year term.
Proposal No. 2: Ratification of Independent Auditor
We are also asking you to ratify our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2024. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in the view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting.
Proposal No. 3: Approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company
We are also asking you to approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company, similar to protections currently available to directors of the Company. The Board believes it is necessary to protect officers to the fullest extent permitted by law in order to attract and retain quality officers.
Other Proposals
The Board is not aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed proxy card. If any other business should properly come before the Annual Meeting or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
BRC Inc.	2	2024 Proxy Statement

Corporate Philanthropy
Our mission is to serve premium coffee and content to active military, Veterans, first responders, and those who love America. We were founded with a commitment to give back, which guided our decision to become a Delaware public benefit corporation pursuant to Delaware General Corporation Law (“DGCL”) Sections 361-368. Unlike a traditional corporation, which focuses on maximizing shareholder value and profit, a public benefit corporation balances maximizing shareholder value and profit against both the intended public benefit purpose and the interests of stakeholders that are materially affected by the corporation’s conduct including, but not limited to employees, customers, and suppliers. At Black Rifle Coffee, our public benefit purpose is to “support the underserved active military, Veteran and first-responder communities.”
In order to support such a broad public benefit purpose, our Board has established specific objectives, including the following:
•	Creating meaningful post-military career opportunities for Veterans and military spouses;
•	Donating cash, coffee and in-kind resources to charities that support the needs of active military, Veterans, and first-responders;
•	Donations to charities focusing on mental health issues in the Veteran community;
•	Inspiring Veterans to become entrepreneurs through various programs and donations; and
•	Providing quality products and media relating to these communities.
Veteran and Military Spouse Hiring
A large part of Black Rifle Coffee’s success is due to the outstanding work ethic and discipline of our Veteran employees. As a Veteran-founded and Veteran-controlled company, we are committed to hiring Veterans and military spouses in pursuit of our ultimate goal of hiring 10,000 Veterans. We strive to provide opportunities to the military community that helped build us. This objective is intended to help other service members successfully transition from the military into private industry and in turn, contributes to a strong and cohesive culture at Black Rifle Coffee Company dedicated to our people. We aim to have half our new hires be Veterans and military spouses as we continue to expand our operations. As part of our contribution to supporting our military personnel, we employ overseas individuals who helped America in its military operations. As of the close of 2023, approximately 42% of our 630 team members is comprised of Veterans, military spouses, first responders, and active service members.
In addition, we are active participants in the Department of Defense SkillBridge Program. The SkillBridge program provides an opportunity for active service members to gain civilian work experience through industry training during the last 180 days of active service. In 2023, we had 11 participants in our SkillBridge Extern program, with 7 service members having completed the program, 3 service members currently working for Black Rifle Coffee, and 1 service member transitioning to a full-time team member position. We have also taken steps to broaden our intern class to include military spouses, or other transitioning military members who are referred to Black Rifle Coffee through outside programs that specialize in the placement of qualified individuals, such as Hiring Our Heroes. We expect to expand these programs in 2024 and increase the participation at Black Rifle Coffee of service members and their spouses.
BRC Inc.	3	2024 Proxy Statement

Donations to Charities that Support Our Public Benefit Purpose
In early 2023, our Board wanted to strengthen Black Rifle Coffee’s public benefit efforts by creating a corporate philanthropy infrastructure, which we refer to as the BRCC Fund, our 501(c)(3) nonprofit organization that focuses on Veteran-related causes important to Black Rifle Coffee. The designed focus was to bring Black Rifle Coffee and donor recipients together through a structured donation program integrated with marketing. Corporate philanthropy was intended to tell the story of Veterans through the lens of Black Rifle Coffee. The Board provided additional standards of giving, divided as follows:
•	70% to military, Veteran, or Veteran adjacent charities and causes;
•	15% to first responder charities and causes (i.e. law enforcement, firefighters, paramedics, other emergency services); and
•	15% earmarked for conservation charities and causes related to hunting, fishing, and the great American outdoors.
Our corporate giving is bolstered by our ability to donate directly to charities aligned with our public benefit purpose, coupled with our ability to donate directly from the BRCC Fund to individuals and other organizations. Fundamental to our operations is the support we give to the BRCC Fund. We pursue the BRCC Fund’s objectives through education and job training for Veterans; scholarships for family members of Veterans killed or wounded in action; grants for emergency assistance, training, and equipment for police, firefighters, and EMTs; partnerships with organizations to support local causes and events aimed at helping those struggling to find their place; and engagement opportunities in the great outdoors to help people reconnect with nature. In 2023, our corporate philanthropy team made the following large donations to organizations closely aligned with our mission:
•
$517,618 to Special Operations Warrior Foundation. An organization focused on providing educational and other opportunities to the children of fallen Special Operations Personnel and the children of all service members awarded the Medal of Honor.

•	$413,084 to the National Medal of Honor Museum. A national institution dedicated to the stories, impact, and legacy of service members who were recipients of the Medal of Honor.
•	$287,000 to HunterSeven Foundation. An organization dedicated to preventing and detecting cancer and military exposures among post-9/11 Veterans.
•
$50,000 to Screaming Eagles Aviation Association. An organization that was able to distribute funds directly to the family members of the 9 Fort Campbell-based soldiers who lost their lives in a helicopter crash on March 29, 2023.

•	$50,000 to Rescue 22 Foundation. An organization dedicated to training and providing service dogs to Veterans with medically complex cases due to service-connected disabilities.
•
$25,000 to Travis Manion Foundation. A charitable organization that develops programs, training, and events to empower Veterans and families of fallen service members to pass their values to the next generation.

Mental Health in the Veteran Community
One of Black Rifle Coffee’s key commitments to the Veteran community in 2023 was to focus on the diagnosis and treatment of post-traumatic stress disorder (“PTSD”). Specifically, we look to both traditional and alternative treatments available worldwide for America’s warriors. We strongly believe that with the proper diagnosis and treatment of PTSD, Veteran suicide rates will be reduced and America’s heroes can lead happy, productive, and fulfilling lives. In 2023, our corporate philanthropy team made the following large donations to organizations closely aligned with our mission on Veteran mental health issues:
•
$500,000 to Boot Campaign. An organization that provides personalized treatment to Veterans and their families struggling with traumatic brain injury, PTSD, chronic pain, self-medication, and insomnia.

•	$250,000 to Infinite Hero. An organization whose mission is to treat the mental and physical medical conditions of Veterans.
BRC Inc.	4	2024 Proxy Statement

•
$75,000 to Veterans Exploring Treatment Solutions (VETS). An organization dedicated to helping Veterans access safe, clinically guided psychedelic therapies for PTSD to end Veteran suicide, as well as advocating for changes in laws to legalize such treatments in the United States.

•
$50,000 to Sheep Dog Impact Assistance. An organization that approaches the wellness of Veterans and first responders through physical activity, mental health treatment, and volunteering through continued service and disaster response.

Supporting Veteran Entrepreneurs
At Black Rifle Coffee, we understand the difficulty of transitioning from active military service to private industry. Black Rifle Coffee’s founder, Evan Hafer, is both a Veteran and an entrepreneur who has imbedded in our public benefit purpose the goal of “inspiring Veterans to become entrepreneurs” after they leave active service. Our corporate philanthropy team is involved in reviewing requests from Veterans for direct grants from the BRCC Fund to start their own businesses. In order to expand our reach into creating the next generation of Veteran entrepreneurs, Black Rifle Coffee paired with Warrior Rising, a national organization that focuses on helping Veterans and their families with their individual business development at any given stage of the process. In 2023, Black Rifle Coffee donated $250,000 to Warrior Rising to widen our influence in helping Veterans help themselves by starting a business.
Providing Quality Products and Media
We take pride in the coffee we roast and are dedicated to ensuring we use quality sourced beans in the process. We develop our roast profiles with the same mission focus we learned as military members serving this great country. Our coffee beans have an 80-point (out of 100) grade or higher and are sourced only from high-quality suppliers from over ten countries in Latin America, Africa, and Asia. Our licensed Coffee Quality Institute-certified grader leads cupping, grading, scoring, and sourcing for our coffees. High-quality coffee beans alone are not enough; we seek to hold our supply chain partners accountable to high standards, including adherence to our Supplier Code of Conduct that was finalized and published in 2023.
Black Rifle Coffee prides itself in creating original media content to help promote our intended public benefit purpose. We have a number of outlets including the Black Rifle Coffee Podcast every week for exclusive interviews and content about inspiring the American Dream through hard work and adventure. The Black Rifle Coffee Company YouTube Channel is another source for great content from the founders of BRCC. Launched in 2020, Free Range American, our associated media brand, is a lifestyle brand and multimedia platform that covers everything from hunting and fishing, 2A news and info, American history, and pulse-pounding adventure stories from the great outdoors.
In 2023, the Black Rifle Coffee Company media team produced the following content to highlight the dedication and service of the American military, Veteran, and first responder communities. These videos are specifically designed to tell the stories that would otherwise be forgotten. The following are some examples of the content we have published to call attention to these communities:
•
Stories of Survival Series, Chuck Ritter. A documentary short film that focuses on the harrowing tale of Veteran Chuck Ritter, who deployed to Afghanistan in 2013, was surrounded by the Taliban along with his team, shot three times, and survived to tell the tale.

•
Battle of the Bulge Veteran Recalls Invading Germany. An interview with William “Bill” L. Casassa, a WWII Veteran who recalls his role in the invasion of Europe in the Second Great War on the anniversary of D-day.

•	The True Story Behind “Black Hawk Down.” Highlights the accounts of survivors of the infamous Battle of Mogadishu which took place from October 3-4, 1993.
•
It’s Who We Are, Clint Trial. Highlights the extraordinary life of Black Rifle Coffee employee and disabled Veteran Clint Trial, and his experiences serving and deploying around the world as a former Force Recon U.S. Marine.

BRC Inc.	5	2024 Proxy Statement

Success
Looking back at 2023, Black Rifle Coffee is proud that it was the biggest year of corporate philanthropy Black Rifle Coffee has seen so far. Based on the efforts of our highly dedicated corporate philanthropy department under the direction and guidance of our Board, the total donated in our 2023 year of giving equals $4,118,620, and can be broken down as follows:
•	Cash Donations = $2,457,618
•	Coffee Donation = 69,411 bags, or $1,225,220 (MSRP)
•	Merchandise Donated = $435,782 (MSRP)
•	TOTAL DONATED = $4,118,620
All of us at Black Rifle Coffee believe we have met our objectives in promoting our public benefit of serving the active military, Veteran, and first-responder communities during 2023. You bought. We gave. Vets won. We are looking forward to a repeat performance of our corporate philanthropy team in 2024.
BRC Inc.	6	2024 Proxy Statement

Important Information about the Annual Meeting and Voting
Why You Received the Proxy Materials
You are viewing or have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, we are making this Proxy Statement and our 2023 Annual Report available to stockholders electronically via the Internet. On or about March 18, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Stockholders Entitled to Vote
The Board has set March 4, 2024, as the record date for the Annual Meeting. If you were the owner of our Class A Common Stock or Class B Common Stock at the close of business on the record date, you are entitled to vote at the Annual Meeting. You are entitled to one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock you held on the record date. At the close of business on the record date, there were 66,308,522 shares of our Class A Common Stock and 145,842,508 shares of our Class B Common Stock issued, outstanding and entitled to vote. Shares of our Class A Common Stock and Class B Common Stock vote together, as a single class.
A list of stockholders of record entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose relevant to the Annual Meeting, during normal business hours for a period of ten days before the Annual Meeting at our corporate offices at 1144 S. 500 W, Salt Lake City, UT 84101. If our offices are not generally open, stockholders may contact Investor Relations at BlackRifleIR@icrinc.com and arrangements will be made to review the records in person. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/BRCC2024.
Quorum
A majority of the voting power of the shares of Class A and Class B Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the record date must be present virtually at the Annual Meeting, either in attendance or by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” Your shares will be counted as present at the Annual Meeting if you either attend our Annual Meeting or properly submit your proxy prior to the Annual Meeting.
BRC Inc.	7	2024 Proxy Statement

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting without a vote of stockholders. In addition, stockholders holding a majority of the voting power present, either in attendance or by proxy, and entitled to vote at the Annual Meeting may adjourn the Annual Meeting.
Difference between Record Holders and Street Name Holders
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you. If your shares are held in a stock brokerage account or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker, bank, trustee, or other nominee is considered, with respect to those shares, the stockholder of record, and the proxy materials or voting instructions are being forwarded to you by that organization.
Attending the Annual Meeting
The Company has decided to hold the Annual Meeting entirely online. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/BRCC2024. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date. The meeting webcast will begin promptly at 11:00 a.m. Eastern Time on April 30, 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Voting Methods
Stockholders of Record
If you are a stockholder of record, you may vote:
by Internet	by Telephone	by Mail	electronically at the Annual Meeting
You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on April 29, 2024. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
BRC Inc.	8	2024 Proxy Statement

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.”
If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the record date.
Vote Requirements
Proposal No. 1: Election of Director Nominee
You may vote “FOR,” “AGAINST”, or “ABSTAIN” with respect to the director nominee. For a director to be elected, the director must receive a majority of the votes cast at the annual meeting. Abstentions and broker non-votes shall not count as a vote cast.
Proposal No. 2: Ratification of Independent Auditor
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the ratification of our audit committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024. The affirmative vote of the holders of a majority in voting power of the votes cast is required to ratify the appointment of our independent auditors. Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal No. 3: Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company
You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to the amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company. Approval of the amendment to the Amended and Restated Certificate of Incorporation will require the affirmative vote of the holders of a majority in voting power as of the Record Date. Shares that are voted “abstain” are treated the same as voting “against” this proposal.
If our stockholders approve the amendment to the Amended and Restated Certificate of Incorporation, we will file the amendment to the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State as soon as reasonably practicable after the Annual Meeting. The Amended and Restated Certificate of Incorporation, as amended, will become effective upon filing with the Delaware Secretary of State.
If you are a stockholder of record and you properly sign and return a proxy card, your shares will be voted as you direct. If no instructions are indicated on such proxy card and you are a stockholder of record, shares represented by the proxy will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement, namely “FOR” for the director nominee, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024, and “FOR” the amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company.
BRC Inc.	9	2024 Proxy Statement

Broker Non-Votes and Abstentions
For certain proposals, brokers may not have discretionary authority to vote on a particular matter if they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). Banks, brokerage firms, and other nominees who hold our shares in street name for their customers generally have authority to vote on “routine” proposals such as the ratification of auditors when they have not received instructions from beneficial owners. However, they are precluded from exercising their voting discretion with respect to the election of directors or other non-routine matters.
Broker non-votes and abstentions are counted for quorum purposes but will not be counted as votes cast either for or against a proposal. In other words, broker non-votes and abstentions are not considered “votes cast.” Accordingly, broker non-votes and abstentions will have no impact on the outcome of the proposals contained in this Proxy Statement.
Revocability of Proxies
Any proxy given by a stockholder of record pursuant to this Proxy Statement may be revoked by the person giving it at any time before the final vote at the Annual Meeting by submitting a written notice of revocation to BRC Inc., 1144 S. 500 W, Salt Lake City, UT 84101, or over the Internet or by phone by following the instructions included in your proxy materials. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone, by signing and returning a new proxy card by mail (only your latest proxy submitted prior to the Annual Meeting will be counted), or by attending and voting at the online Annual Meeting.
Solicitation of Proxies
Our Board is making this solicitation and we will bear the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of our Class A and Class B Common Stock, and normal handling charges may be paid for such forwarding service. Officers and other of our employees, who will receive no additional compensation for their services, may solicit proxies by mail, email, via the Internet, personal interview, or telephone.
BRC Inc.	10	2024 Proxy Statement

Proposal No. 1:
Election of Class II Director
Overview
Our Board currently consists of seven directors. At the Annual Meeting, one Class II director will be elected. Thomas Davin and George Muñoz are our current Class II directors whose terms expire at the Annual Meeting. Thomas Davin is a nominee for election at the Annual Meeting. George Muñoz will not be standing for re-election at the Annual Meeting. The nominating and corporate governance committee has recommended, and the Board has approved, the nomination of Thomas Davin to stand for election at the Annual Meeting. As a Class II nominee, if elected, Thomas Davin will serve a three-year term expiring at the 2027 Annual Meeting, or until his earlier death, resignation, or removal from the Board. The Board has approved a reduction of the number of seats on the Board, effective as of the Annual Meeting, to six.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I directors, whose current terms expire at the annual meeting in 2026; Class II directors, whose current terms expire at this Annual Meeting and whose subsequent terms will expire at the annual meeting in 2027; and Class III directors, whose current terms expire at the annual meeting in 2025. Subject to the Investor Rights Agreement (as defined below), the term of all Class I directors will automatically become one year commencing with the annual meeting in 2029, the term of all Class II directors will automatically become one year commencing with the annual meeting in 2030, and the term of all Class III directors will automatically become one year commencing with the annual meeting in 2031, with all directors having a term of one year from and after the annual meeting of stockholders in 2031. The current Class I directors are Kathryn Dickson and Chris Mondzelewski; the current Class II directors are Thomas Davin and George Muñoz; and the current Class III Directors are Evan Hafer, Steven Taslitz and Glenn Welling.
The nominee has consented to serve if elected. However, if the nominee fails to stand for election, declines to accept election, or is otherwise unavailable for election prior to our Annual Meeting, proxies solicited by our Board will be voted by the proxy holders for the election of any other person or persons as the Board may recommend, or our Board, at its option, may reduce the number of directors that constitute the entire Board.
VOTE
Our Board Unanimously Recommends a Vote “FOR” the Class II Director Nominee Listed Below.
BRC Inc.	11	2024 Proxy Statement

Criteria for Nomination to the Board
The nominating and corporate governance committee assesses the skills, experiences, and attributes our Board should represent to align its individual and group strengths with our Company’s long-term strategic plan and the interests of our stockholders. The nominating and corporate governance committee identifies director nominees using the criteria set forth below and any other criteria that may be identified in accordance with the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines:
•
Ethics. The nominating and corporate governance committee seeks director nominees who are persons of good reputation and character who conduct themselves in accordance with high personal and professional ethical standards, including the policies set forth in the Company’s Code of Ethics.

•
Conflicts of Interest. Each director or director nominee should not, by reason of any other position, activity or relationship, be subject to any conflict of interest that would impair the director or director nominee’s ability to fulfill the responsibilities of a member of the Board.

•
Independence. The nominating and corporate governance committee will consider whether directors and director nominees will be considered independent under the standards of the New York Stock Exchange (“NYSE”), and the heightened independence standards for audit committees and compensation committee under the securities laws.

•
Business and Professional Activities. Directors and director nominees should maintain a professional life active enough to keep them in contact with the markets and/or the industry in which the Company is active. A significant position or title change will be seen as reason to review a director’s membership on the Board.

•
Experience, Qualifications and Skills. Directors and director nominees should have the educational background, experience, qualifications and skills relevant for effective management and oversight of the Company’s management, which may include experience at senior executive levels in comparable companies, public service, professional service firms, or educational institutions.

•
Time/Participation. Directors and director nominees should have the time and willingness to carry out their duties and responsibilities effectively, including time to study informational and background materials and to prepare for meetings. Directors should attempt to arrange their schedules to allow them to attend all scheduled Board and committee meetings. The Board will consider the participation of and contributions to the activities of the Board for any director recommended for re-nomination.

•	Board Evaluation. The nominating and corporate governance committee will consider the results of the annual Board evaluation in its Board refreshment strategy.
•
Overboarding. No director or director nominee may serve on more than four public company boards (including the Company’s Board). No director or director nominee that is an executive officer of a public company may serve on more than two public company boards (including the Company’s Board). No member of the audit committee may serve simultaneously on the audit committee of more than three public companies (including the Company’s audit committee). Accepting a directorship with another public company that the director did not hold when elected or appointed to the Board will be seen as a reason to review a director’s membership on the Board.

•
Diversity. The Board and nominating and corporate governance committee believe that diversity, including gender, race, ethnicity and United States military service, brings a diversity of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company.

•
Tenure/Retirement. The Board and nominating and corporate governance committee do not believe that there should be a fixed term or retirement age for directors, but will consider each director’s tenure and the average tenure of the Board.

BRC Inc.	12	2024 Proxy Statement

Director Nomination Rights
On February 9, 2022, in connection with the consummation of the business combination by which BRC Inc. became the parent company of Authentic Brands LLC and Black Rifle Coffee Company LLC (the “Business Combination”), the Company, SilverBox Engaged Sponsor LLC (the “Sponsor”), Engaged Capital, LLC, a member of the Sponsor, and certain of its affiliates (collectively, “Engaged”), Evan Hafer, our prior Chief Executive Officer and a director, and certain other equityholders of the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, for so long as Mr. Hafer and Engaged continue to own a specified percentage of Class A Common Stock and/or Common Units of Authentic Brands, Engaged will have the right to designate for nomination by the Board up to two candidates for election to the Board, and Mr. Hafer will have the right to designate for nomination to the Board up to three candidates (including himself) for election to the Board. In addition, until the fifth anniversary of the closing of the Business Combination, (i) the parties to the Investor Rights Agreement will vote their shares in favor of the directors put forth for nomination by Engaged and Mr. Hafer and (ii) the Sponsor and certain other equityholders party to the Investor Rights Agreement will vote all of their shares in the election and removal of directors as directed by Mr. Hafer. Mr. Hafer’s nominees that currently sit on the Board are Messrs. Taslitz and Muñoz, in addition to himself; Engaged’s nominee that currently sits on the Board is Glenn Welling. At the Annual Meeting, Mr. Hafer will control approximately 62.7% of the outstanding voting power in the election of directors, and he intends to vote “FOR” Thomas Davin.
Stockholder Nominations
The nominating and corporate governance committee will review and evaluate candidates submitted by stockholders for election to the Board using the same criteria it applies to director nominees identified by the nominating and corporate governance committee, taking into consideration whether nominations are made in accordance with the procedures to nominate directors set forth in our bylaws. Any stockholder who wishes to recommend a candidate for consideration by the nominating and corporate governance committee should follow the procedures described later in this Proxy Statement under the heading “Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement.”
BRC Inc.	13	2024 Proxy Statement

Board Qualifications
Set forth below are some of the experiences, qualifications, attributes, and skills possessed by our current directors.
Director	Corporate Governance	Finance & Capital Markets	Mergers & Acquisitions	Marketing	Diversity	Consumer Packaged Goods	Technology	Growth Company	Military and/or Government Service
Chris Mondzelewski	•		•	•		•		•	•
Thomas Davin	•	•	•	•		•		•	•
Kathryn Dickson	•			•	•	•		•	•
Evan Hafer	•			•		•		•	•
George Muñoz	•	•		•	•	•			•
Steven Taslitz	•	•	•	•		•	•	•
Glenn Welling	•	•	•			•		•

BRC Inc.	14	2024 Proxy Statement

Nominee and Directors
Biographical information for Thomas Davin, the sole nominee for election as a director at the Annual Meeting, George Muñoz, who will not be standing for re-election at the Annual Meeting, and each person whose term of office as a director will continue after the Annual Meeting is set forth below, including age, term of office, and business experience, including directorships with publicly traded companies during the past five years. In addition, for each person, we have included information regarding the business or other experience, qualifications, attributes, or skills that factored into the determination by the nominating and corporate governance committee and our Board that each such person should continue to serve as a director.
VOTE
Our Board Unanimously Recommends a Vote “FOR” the Class II Director Nominee Listed Below.
Class II Director Nominee for a Term Expiring in 2027
Thomas Davin Age 66 Director Since September 2018
Thomas Davin served as Co-Chief Executive Officer of the Company from January 2019 to January 2024 and as a Director since September 2018. Prior to joining the Company, Mr. Davin served as the Chief Executive Officer of 5.11 Tactical from 2011 to September 2018 and as Chief Executive Officer for Panda Restaurant Group from August 2004 to November 2009. He also served as Chief Operating Officer for the Taco Bell Corporation from 1997 to 2000. Mr. Davin first began his business career working in the merger groups at Goldman Sachs and PepsiCo. He is presently on the board of directors of Backcountry.com, the Infinite Hero Foundation, and Pear Sports, LLC, and has previously served on the boards of Oakley and Zumiez. Mr. Davin has military service experience as a U.S. Marine Corps infantry officer, a Recon Marine, obtaining the rank of Captain. Mr. Davin graduated magna cum laude from Duke University and earned an MBA from Harvard Business School.

MR. DAVIN IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS ROLE AS CO-CHIEF EXECUTIVE OFFICER OF THE COMPANY AND PRIOR EXTENSIVE EXECUTIVE EXPERIENCE.
BRC Inc.	15	2024 Proxy Statement

Class II Director Not Standing for Re-Election
George Muñoz
Independent
Age 72
Director Since
July 2020
Committee Service:
• Audit Committee (Chair)
• Compensation Committee
Other Public Boards:
• Marriott International, Inc.
• Laureate Education, Inc.
• Altria Group, Inc.

George Muñoz has been a director of the Company since July 2020. He has over eighteen years of experience in public company corporate governance serving as a member of the board of directors and as a member or chair of audit committees, compensation committees, and corporate ESG committees. Mr. Muñoz currently serves on the audit committees of Laureate Education, Inc., Altria Group, and National Geographic Society. From 1993 to 1997, Mr. Muñoz served as an Assistant Secretary and Chief Financial Officer of the U.S. Treasury Department in Washington, DC., and from 1997 to 2001, he served as President and Chief Executive Officer of the Overseas Private Investment Corporation. Mr. Muñoz has a law degree from Harvard Law School, Masters in Public Policy from Harvard University, a bachelor’s in accounting from the University of Texas at Austin, an LL. M. from DePaul University, and a Master of Arts in Theology from Catholic Distance University. He is a currently licensed attorney and a certified public accountant in several states, and, since 2001, has served as a principal of Muñoz Investment Banking Group, LLC and the law firm Tobin & Muñoz, PLLC.

Continuing Directors - Class I Directors with Terms Expiring in 2026
Kathryn Dickson
Lead Independent Director
Independent
Age 58
Director Since
August 2020
Committee Service:
• Compensation
Committee (Chair)
• Nominating and
Corporate Governance
Committee
Other Public Boards:
• Flexsteel Industries,
Inc.

Kathryn Dickson is the Lead Independent Director of our Board. Ms. Dickson served as President of Manitoba Harvest, a global company that manufactures and markets plant-based-protein foods and beverages, from 2019 through 2020, and has since served in professional director roles as described below. Prior to Manitoba Harvest, Ms. Dickson served as Senior Vice President at Mattel, Inc., and President of its American Girl subsidiary from 2016 through 2018. Prior to American Girl, Ms. Dickson served as Chief Marketing Officer for News America Marketing Inc., a subsidiary of global media and information services company, News Corp, from 2015 to 2016. Ms. Dickson spent the majority of her career, more than 23 years, with General Mills, Inc. serving in marketing leadership and general management roles of increasing responsibility for some of the world’s best-known brands, concluding with her service as Vice President/Business Unit Director for the Betty Crocker, Pillsbury and Old El Paso global brands. Ms. Dickson served on the board of directors of Cooper Tire & Rubber Company from October 2018 until July 2021, and is currently on the board of Flexsteel Industries, Inc. where she has been an independent director since July 2021, and serves on their compensation committee and as Chairperson of their nominating and corporate governance committee. Ms. Dickson has served on our Board since August 2020, and is currently Lead Independent Director, Chair of the compensation committee, and a member of the nominating and corporate governance committee. Ms. Dickson earned a Bachelor of Science degree from the United States Air Force Academy, and a Master of Business Administration (MBA) degree from the University of California, Los Angeles. She served as an officer in the U.S. Air Force, where she achieved the rank of Captain.

MS. DICKSON IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HER EXTENSIVE EXPERTISE IN DRIVING GROWTH THROUGH OMNICHANNEL AND DIGITAL STRATEGIES, BRAND BUILDING, MARKETING AND PRODUCT INNOVATION.
BRC Inc.	16	2024 Proxy Statement

Chris Mondzelewski Age 50 Director Since January 1, 2024
Chris Mondzelewski is the President and Chief Executive Officer of BRCC and has served as a director of the Company since January 2024. Prior to his appointment as Chief Executive Officer, Mr. Mondzelewski served President of the Company from June 2023 and as the Company's Chief Marketing Officer from May 2023 to January 2024. Mr. Mondzelewski came to Black Rifle with more than 28 years of consumer marketing, business and leadership experience. Prior to his time at BRCC, Mr. Mondzelewski was at Mars Inc. for thirteen years, and held multiple leadership positions of increasing responsibility across the company including Chief Growth Officer, Senior VP North America Customer Development, and VP of Marketing. Prior to that, Mr. Mondzelewski spent 12 years at Kraft Foods where he led businesses in North America and China. Before his business career, Mr. Mondzelewski was a Marine for five years, deploying in support of Operation Desert Freedom. Chris has a strong personal connection to the military and first-responder community. Chris has a bachelor’s degree in chemical engineering from Vanderbilt University and an MBA in economics and marketing from the Kellogg School of Management at Northwestern University.

MR. MONDZELEWSKI IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS YEARS OF EXPERIENCE IN THE CONSUMER PACKAGED GOODS INDUSTRY, HIS EXECUTIVE LEADERSHIP EXPERIENCE, AND HIS ROLE AS CHIEF EXECUTIVE OFFICER OF THE COMPANY.

Continuing Directors – Class III Directors with Terms Expiring in 2025
Evan Hafer Age 47 Director Since October 2014 Committee Service: • Nominating and Corporate Governance Committee (Chair)
Evan Hafer founded the Company in 2014 and was Chief Executive Officer since its inception through the end of December 2023, when he transitioned to the position of Founder and Executive Chairman. He is a director and previously served as Chairman of the Board from October 2014 to July 2022. Prior to founding the Company, Mr. Hafer had fifteen years of service in the U.S. military and worked as a contractor for the CIA. As a member of the military, he served as a Green Beret with the 19th Special Forces Group and was deployed overseas multiple times. Mr. Hafer attended the University of Idaho and has been roasting coffee since 2006.

MR. HAFER IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS ROLE AND EXPERIENCE AS FOUNDER, AND PREVIOUSLY CHIEF EXECUTIVE OFFICER, OF THE COMPANY.
Steven Taslitz Independent Age 65 Director Since 2018 Committee Service: • Audit Committee • Nominating and Corporate Governance Committee
Steven Taslitz is a director of our Board. Mr. Taslitz joined the Company as a director in 2018. Mr. Taslitz is also currently on the board of directors of Datacubed Health, Stella, Fancy Sprinkles and We Are Giant. He co-founded Sterling Partners in 1983 and is Chairman of the firm. Sterling Partners has invested in and owned upwards of 100+ companies over time, many of which Mr. Taslitz has served on the Board of Directors and also on their audit committees. Mr. Taslitz is a significant stockholder in the Company, as are certain other employees of Sterling Partners. Mr. Taslitz has supported and served on a number of educational, non-profit boards, including the Illinois Board of Higher Education, the Glencoe Educational Foundation, and the Investment Committee of the Jewish United Fund. He received a BS in Accountancy with Honors from the University of Illinois.

MR. TASLITZ IS QUALIFIED TO SERVE ON OUR BOARD BASED ON HIS ROLE AS CO-FOUNDER OF STERLING PARTNERS, A SIGNIFICANT STOCKHOLDER IN THE COMPANY, HIS EXTENSIVE KNOWLEDGE ABOUT OUR BUSINESS, AND HIS EXTENSIVE EXPERIENCE AS A DIRECTOR OF A DIVERSE RANGE OF COMPANIES.

BRC Inc.	17	2024 Proxy Statement

Glenn Welling Independent Age 53 Director Since February 2022 Committee Service: • Audit Committee • Compensation Committee
Glenn Welling is a director of our Board and a member of the Audit Committee and the Compensation Committee. Mr. Welling is the founder and CIO of Engaged Capital, a constructive activist fund that invests in small and mid-cap public companies, a position that he has held since 2012. Previously, Mr. Welling was a Principal and Managing Director at Relational Investors, a $6B activist fund. He was responsible for managing the fund’s consumer, healthcare and utility investments. Prior to Relational, Mr. Welling spent 7 years as a Managing Director at Credit Suisse and Head of the Investment Banking Department’s Advisory Business. Mr. Welling joined Credit Suisse when the firm acquired HOLT Value Associates, where he was a Partner and Managing Director. Prior to HOLT, Mr. Welling was the Managing Director of Valuad U.S., a financial software and advisory business. Prior to Valuad U.S., he worked at leading consulting firms including A.T. Kearney and Marakon Associates.
From 2022 to 2023, Mr. Welling was a member of the Board of Directors of NCR Corporation, a NYSE listed software- and services-led enterprise technology provider for the financial, retail, and hospitality industries where he Chaired the Special Committee and served on the Compensation and Human Resources Committee and the Audit Committee. From 2017 to 2022, Mr. Welling was a member of the Board of Directors of The Hain Celestial Group, a NASDAQ listed leading marketer, manufacturer and seller of organic and natural better-for-you-products where he was the Chair of the Compensation Committee and member of the Strategy Committee. From 2015 to 2020 Mr. Welling was a member of the Board of Directors of TiVo Corporation, a NASDAQ listed provider of digital entertainment technology solutions where he was the Chair of the Compensation Committee and a member of the Strategy Committee and the Corporate Governance and Nominating Committee. From 2015 to 2018, Mr. Welling served on the Board of Medifast, Inc., a NYSE listed manufacturer of medically based, proprietary healthy living and meal replacement products where he was a member of the Audit, Compensation, and Mergers and Acquisitions Committees. From January 2015 to August 2018, Mr. Welling served on the Board of Jamba, Inc., a NASDAQ listed leading restaurant retailer of better-for-you food and beverage offerings where he was the Chair of the Compensation Committee and a member of the Finance Committee. Mr. Welling was recognized by The National Association of Corporate Directors (NACD) as one of the 100 most influential directors in corporate boardrooms in 2018. From 2017 to 2019 he also served on the Corporate Governance Advisory Council of the Council of Institutional Investors. Mr. Welling also taught executive education courses at the Wharton School of Business, his alma mater. He previously served as Chairman of the Board of Directors for the university’s tennis program and as a member of the Wharton Executive Education Board.

MR. WELLING IS WELL-QUALIFIED TO SERVE ON OUR BOARD DUE TO SIGNIFICANT EXPERIENCE IN THE AREAS OF INVESTMENTS, FINANCE AND CORPORATE GOVERNANCE.
BRC Inc.	18	2024 Proxy Statement

Corporate Governance and our
Board of Directors
Board Leadership and Governance Structure
The following table details certain basic information on our directors, the composition of the Board and its standing committees, and the number of meetings held during the year ended December 31, 2023.
				Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation	Nominating and Governance
Chris Mondzelewski	50	2024
Thomas Davin	66	2018
Kathyrn Dickson	58	2020	•		•	•
Evan Hafer	47	2014				•
George Muñoz	72	2020	•	•
Steven Taslitz	65	2018	•	•		•
Glenn Welling	53	2022	•	•	•
FY 2023 Meetings			Board: 9	4	7	4
 • = Member           • = Chair
Director Independence
The Company’s Class A Common Stock is listed on the NYSE. Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors, subject to specified exceptions. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NYSE. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of the NYSE.
BRC Inc.	19	2024 Proxy Statement

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of the NYSE, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of the NYSE, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (2) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
The Board has undertaken a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Company has determined that Kathryn Dickson, George Muñoz, Steven Taslitz and Glenn Welling are “independent directors” as defined under the listing requirements and rules of the NYSE and the applicable rules of the Exchange Act. In connection with its review and determination of independence, the Board specifically considered Messrs. Taslitz and Welling’s relationship to the Company as significant shareholders through affiliates of Sterling Partners and Engaged Capital, respectively, and determined that such relationships would not impair Messrs. Taslitz and Welling’s independence.
Controlled Company
Mr. Hafer controls a majority of the voting power of our outstanding Class A Common Stock and Class B Common Stock. As a result, we are deemed a “controlled company” under the NYSE corporate governance standards. As a controlled company, we are free from the obligation to comply with certain corporate governance requirements, including the requirements:
•	that a majority of our board of directors consists of “independent directors,” as defined under the rules of the NYSE;
•	that we have, to the extent applicable, a nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•	that any compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.
Because we have availed ourselves of the “controlled company” exception under the rules, we may choose to rely upon these exemptions. For example, due to Mr. Muñoz’s decision not to stand for re-election at the Annual Meeting, our Board will be made up of an equal number of independent and non-independent directors, as permitted under the controlled company exemption under the NYSE corporate governance standards. These exemptions, however, do not modify the independence requirements for our audit committee, and we will continue to comply with the requirements of Rule 10A-3 of the Exchange Act and the rules of the NYSE.
Board Leadership Structure
The Board periodically appoints a chairperson of the Board. Both independent and management directors, including the Chief Executive Officers, are eligible for appointment as the chairperson. If the chairperson is not an independent director, the Board will
BRC Inc.	20	2024 Proxy Statement

designate a Lead Independent Director, which Lead Independent Director is tasked with overseeing meetings and executive sessions of the independent directors of the Board, leading the performance evaluation of the Executive Chairman and other responsibilities that the Board may assign from time to time. Currently, Evan Hafer serves as the Executive Chairman. Currently, Kathryn Dickson serves as Lead Independent Director. The Board conducts an annual assessment of its leadership structure to determine that the leadership structure is the most appropriate for the Company, taking into account the recommendations of the nominating and corporate governance committee. The Board has determined that its current leadership structure, which includes an Executive Chairman and a Lead Independent Director is appropriate due to Mr. Hafer’s extensive knowledge of the Company and its operations. The Board has approved a reduction of the number of seats on the Board, effective as of the Annual Meeting, to six.
Board Committees
The Board has established an audit committee, a compensation committee, and a nominating and corporate governance committee. The responsibilities of each committee are described below. The composition of each committee has been determined and made in accordance with the NYSE listing standards and the independence standards under the Exchange Act, as applicable. Members serve on these committees until their resignation or until otherwise determined by the Board.
Each committee operates under a charter that was approved by the Board. The charter of each committee is available on our investor relations website at https://ir.blackriflecoffee.com.
Audit Committee
Our audit committee currently consists of George Muñoz, Steven Taslitz, and Glenn Welling, with Mr. Muñoz serving as chair. Because Mr. Muñoz will not be standing for re-election at the Annual meeting, following the Annual Meeting, Kathryn Dickson will be appointed to the audit committee and Mr. Welling will serve as chair of the audit committee. Each of these individuals qualifies as an independent director under the NYSE listing standards and the independence standards of Rule 10A-3 under the Exchange Act. Each member of the audit committee is financially literate and our Board has determined that Mr. Welling qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Our audit committee is responsible for, among other things:
•	selecting and hiring our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;
•	assisting the Board in evaluating the qualifications, performance and independence of our independent auditors;
•	assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting;
•	assisting the Board in monitoring our compliance with legal and regulatory requirements;
•	reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•	assisting the Board in monitoring the performance of our internal audit function;
•	monitoring the performance of our internal audit function;
•	reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report that the rules and regulations of the SEC require to be included herein.
BRC Inc.	21	2024 Proxy Statement

Compensation Committee
Our compensation committee consists of Kathryn Dickson, George Muñoz, and Glenn Welling, with Ms. Dickson serving as chair. Because Mr. Muñoz is not standing for re-election at the Annual Meeting, following the Annual Meeting, the compensation committee will be comprised of Ms. Dickson and Mr. Welling. Under NYSE listing standards, as a controlled company, we are not required to have a compensation committee composed entirely of independent directors. Each of these individuals qualifies as an independent director under the NYSE listing standards.
Our compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and Executive Chairman, evaluating our Chief Executive Officer and Executive Chairman’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving our Chief Executive Officer and Executive Chairman’s compensation level based on such evaluation;

•
reviewing and approving, or making recommendations to the Board with respect to, the compensation of our other executive officers, including annual base salary, bonus and equity-based incentives and other benefits;

•	reviewing and recommending the compensation of our directors;
•	reviewing and discussing annually with management our compensation disclosure required by SEC rules;
•	if necessary, preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and
•	reviewing and making recommendations with respect to our equity compensation plans.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Evan Hafer, Kathryn Dickson and Steven Taslitz, with Mr. Hafer serving as chair. Ms. Dickson and Mr. Taslitz qualify as independent directors under the NYSE listing standards. Mr. Hafer is not independent under the NYSE listing standards. Under NYSE listing standards, as a controlled company, we are not required to have a nominating and corporate governance committee composed entirely of independent directors.
Our nominating and corporate governance committee is responsible for, among other things:
•	assisting our Board in identifying prospective director nominees and recommending nominees to the Board;
•	overseeing the evaluation of the Board and management;
•	reviewing developments in corporate governance practices and developing and recommending a set of corporate governance guidelines; and
•	recommending members for each committee of our Board.
Meeting Attendance
During the fiscal year ended December 31, 2023, each director attended at least 75% of the meetings of the Board and meetings of each committee of the Board on which he or she served. We had 9 general Board meetings; 4 audit committee meetings; 7 compensation committee meetings; and 4 nominating and corporate governance committee meetings.
Under our Corporate Governance Guidelines, directors are expected to attend each annual meeting of stockholders absent any unusual circumstances that would make attendance impractical. All directors attended the 2023 annual meeting.
BRC Inc.	22	2024 Proxy Statement

Other Governance Matters
Code of Ethics
We adopted a Code of Ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, which is posted on our website. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Our Code of Ethics is available on our investor relations website at https://ir.blackriflecoffee.com under the link “Governance Documents.” We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website. The information contained on, or accessible from, our website is not part of this Proxy Statement by reference or otherwise.
Role of the Board in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 6, 2024. Management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management of the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of the Board in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of the committees above and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including Board composition, Board structure and operations, the duties and responsibilities of the Board, director independence, executive sessions, management succession planning, director qualifications, director orientation and continuing education, director access to independent advisers, director and management compensation and annual Board and committee performance evaluations. A copy of our Corporate Governance Guidelines is made available on our website at https://ir.blackriflecoffee.com under the link “Governance Documents.”.
Prohibition of Certain Types of Transactions
Our Insider Trading Policy prohibits our directors, officers, employees, and agents (such as consultants and independent contractors) and their spouses or other members of their households from entering into hedging or monetization transactions or similar arrangements with respect to our securities.
In addition, our Insider Trading Policy prohibits our directors, officers, and employees and their spouses or other members of their households from engaging in certain special and prohibited transactions, such as holding our securities in a margin account, pledging our securities as collateral for a loan, short-term trading, short sales, publicly-traded options, and hedging transactions, standing and limit orders (except those approved under Rule 10b5-1 Plans), without specified approval.
BRC Inc.	23	2024 Proxy Statement

On November 11, 2022, the Board of Directors approved a proposal by Mr. Taslitz to pledge all his holdings in the Company as part of an all-asset security package, which included substantially all of the public company securities held by Mr. Taslitz, in connection with a personal line of credit. The Board of Directors permitted Mr. Taslitz to take such action in order for Mr. Taslitz to continue to hold his shares that he otherwise may have sold.
Incentive Compensation Recovery Policy
In 2023, the compensation committee adopted the Incentive Compensation Recovery Policy (the “Recovery Policy”), which adheres to the listing standards of the NYSE and the rules of the SEC. The Recovery Policy requires the compensation committee to recoup certain cash and equity incentive compensation paid to or deferred by certain executives in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the compensation committee will require recoupment if it determines that incentive-based compensation received by an executive exceeds the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts.
Compensation Committee Interlocks and Insider Participation
Members of the compensation committee have never been officers or employees of the Company and have no relationship with the Company other than as directors and stockholders. During 2023, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other entity that had an executive officer who served on the Board or compensation committee of the Company.
Stock Ownership Guidelines
The Company has stock ownership guidelines for our CEO and executive officers. Under the guidelines, our CEO is expected, within five years, to own stock of the Company’s common stock that have a value equal to six times their base salary. C-Suite executives are expected, within five years, to own stock of the Company’s common stock that has a value equal to four times their base salary. SVP executives are expected, within five years, to own stock of the Company’s common stock that has a value equal to two times their base salary.
Information Security Training
The Company maintains information security training for all employees and contractors with access to our systems. All employees and contractors must take mandatory information security fundamental trainings and suspicious email reporting trainings. The Company regularly sends simulated phishing emails to employees and contractors to reinforce the trainings. In addition to the trainings and simulated phishing emails, the Company holds brown bag lunches and small team advanced trainings related to current security threat tactics and specific business function threats. To ensure that the training and protection remain relevant, the Company tracks several metrics and feedback mechanisms.
Communications with the Board
The Board values stockholder communication and welcomes questions or comments about the Company and its operations. Stockholders or interested parties who wish to communicate with our Board, including our independent directors, may send communication in writing to: Corporate Secretary, BRC Inc., 1144 S. 500 W, Salt Lake City, UT 84101. You must include your name and address in the written communication and indicate whether you are a stockholder. The Corporate Secretary will review any communication received from a stockholder or interested party, and all relevant, material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.
BRC Inc.	24	2024 Proxy Statement

Director Compensation
Non-Employee Director Compensation Program
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company, including our Executive Chairman, are not eligible to receive any of the compensation described below. Both equity and cash compensation paid to our directors during 2023 was determined using benchmark data from our peer companies provided by our compensation committee’s independent compensation consultant, Pearl Meyer.
For 2023, our directors were eligible for the following compensation:
•	an annual cash retainer of $50,000;
•	an additional annual cash retainer of $10,000, $6,000 and $5,000 for service as members of our audit committee, compensation committee and nominating and corporate governance committee, respectively;
•	an additional annual cash retainer of $20,000, $10,000 and $9,000 for service as chair of our audit committee, compensation committee and nominating and corporate governance committee, respectively;
•
an initial grant of restricted stock units (“RSUs”) having a grant date fair value of $150,000 on the date of each such director’s appointment to our Board of Directors, vesting in full on the third anniversary of the date of grant; and

•	an annual grant of RSUs having a grant date fair value of $125,000, vesting in full on the first anniversary of the date of grant.
Our directors may elect to receive all or a portion of their annual cash compensation in the form of RSUs. In 2023, each of our directors voluntarily elected to receive an equivalent RSU grant in lieu of their cash compensation.
Our annual grants to directors are made on the date of our annual meeting of stockholders, with vesting to occur on the first anniversary of the date of grant. We reimburse all directors for their reasonable out-of-pocket costs and expenses incurred in attending board meetings.
Director Compensation Table
The following table sets forth information regarding compensation earned by or paid to our directors for the fiscal year ended December 31, 2023. Messrs. Hafer and Davin, who each served as our co-Chief Executive Officers in 2023, are also members of the Board, but did not receive any additional compensation for their service as directors in 2023.
BRC Inc.	25	2024 Proxy Statement

The compensation of Evan Hafer and Thomas Davin as named executive officers is set forth below under “Executive Compensation—2023 Summary Compensation Table.”
Name	Fees earned or paid in cash[1] ($)	Stock Awards[2] ($)	Total ($)
Kathryn Dickson	85,000	125,000	210,000
George Muñoz	76,000	125,000	201,000
Steven Taslitz	65,000	125,000	190,000
Glenn Welling	66,000	125,000	191,000
1.
All directors took their cash payments in the form of RSU grants. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K.

2.
Consists of grants of RSUs. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K.

Outstanding Equity Awards for Directors at Fiscal Year-End
The following table provides information regarding equity awards held by our non-employee directors that were outstanding as of December 31, 2023:
Name	Stock Awards Outstanding (#)[1]	Option Awards Outstanding (#)
Kathryn Dickson	41,134	—
George Muñoz	40,298	—
Steven Taslitz	39,276	—
Glenn Welling	39,368	—
1.	Includes RSUs and Incentive Units.
BRC Inc.	26	2024 Proxy Statement

Proposal No. 2:
Ratification of
Appointment of
Independent Registered
Public Accounting Firm
The audit committee of the Board has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2024 (“fiscal 2024”) and is asking stockholders to ratify this appointment at the Annual Meeting.
EY has audited our financial statements annually since 2020. A representative of EY is expected to attend this year’s Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. In making its recommendation to the Board to select EY as our independent registered public accounting firm for fiscal 2024, the audit committee determined that retention of EY is in the best interests of us and our stockholders. Information regarding fees billed by EY for our 2022 and 2023 fiscal years is set forth under “Independent Registered Public Accounting Firm Fees” below.
Our bylaws do not require that stockholders ratify the appointment of our independent registered public accounting firm. However, we are seeking ratification because we believe it is a matter of good corporate governance. In the event that stockholders fail to ratify the appointment, the audit committee will reconsider whether to retain EY, but may ultimately determine to retain EY as our independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that it is advisable to do so.
Our Board Unanimously Recommends
A Vote “FOR” the Ratification of the Appointment of
Ernst & Young LLP
as Our Independent Registered Public Accounting Firm for Fiscal 2024.
BRC Inc.	27	2024 Proxy Statement

Independent Registered Public Accounting Firm Fees
The following table shows the fees that EY billed us for professional services rendered for fiscal 2022 and 2023 (in thousands):
Fee Category	2023 ($)	2022 ($)
Audit Fees	910	2,048
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	7	2
Total Fees	917	2,050
Audit Fees
Audit Fees include fees for professional services performed by EY for the audit of our annual financial statements and review of financial statements included in our Form 10-Q and Form 10-K filings, as well as services that are normally provided in connection with statutory and regulatory filings or engagements.
Audit-Related Fees
Audit-Related Fees includes fees for the assurance and related services performed by EY that are reasonably related to the performance of the audit or review of our financial statements.
Tax Fees
Tax Fees includes fees for professional services performed by EY with respect to tax compliance, tax advice and tax planning. Fees incurred principally relate to review of tax returns, preparation of tax returns or supporting documentation and consultation with regard to various tax planning issues.
All Other Fees
All Other Fees are the aggregate fees billed in each of the last two fiscal years for products and services provided by the EY, other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees. In 2023, All Other Fees consisted of a software subscription for an accounting and research tool.
Audit Committee Pre-Approval Policies and Procedures
The audit committee pre-approves all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. All such services and fees provided by our independent registered public accounting firm during fiscal 2023 were pre-approved by the audit committee.
BRC Inc.	28	2024 Proxy Statement

Audit Committee Report
The audit committee assists our Board of Directors in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) financial, operational, and security risk exposures; and (5) our compliance with legal and regulatory requirements. Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended December 31, 2023. In connection with our review of the Company’s audited financial statements for the fiscal year ended December 31, 2023, we relied on reports received from EY as well as the advice and information we received during discussions with the Company’s management.
In this context, we hereby report as follows:
(a)	the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with the Company’s management;
(b)	the audit committee has discussed with EY, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
(c)
the audit committee has received and reviewed the written disclosures and the letter from EY, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with EY its independence from the Company; and

based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to the Company’s Board of Directors that the audited financial statements be included in BRC Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
Members of the audit committee:
George Muñoz
Steven Taslitz
Glenn Welling
The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference.
BRC Inc.	29	2024 Proxy Statement

Proposal No. 3:
Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company
We are seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to provide exculpation from liability for our officers from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of BRCC. A copy of the proposed amendment, marked with underlined text to show additions, is included below.
Section 102(b)(7) of the General Corporation Law of the State of Delaware was amended effective August 1, 2022, to authorize exculpation of officers of Delaware corporations in certain actions. For more than 35 years, Delaware law has permitted corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care. Until now, that protection did not extend to a Delaware corporations’ officers. The new amendment extends the opportunity for Delaware corporations to exculpate certain of their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. As amended, Section 102(b)(7) provides that only certain officers may be entitled to exculpation; namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of Delaware’s long-arm jurisdiction statute.
Our Board Unanimously Recommends
A Vote “FOR” the Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers of the Company.
BRC Inc.	30	2024 Proxy Statement

This provision would not exculpate officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. This provision would not exculpate officers from liability for claims brought by or in the right of the corporation, such as derivative claims. If the proposed amendment to our Amended and Restated Certificate of Incorporation is adopted, it will not eliminate or limit the liability of an officer for any act or omission occurring prior to the date on which the amendment becomes effective. We are not proposing the amendment in anticipation of any specific litigation confronting the Company.
The proposed amendment revises Article VIII, Section 8.1 of our Amended and Restated Certificate of Incorporation to limit the liability of both our directors and officers for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such limitation on liability is not permitted under the General Corporation Law of the State of Delaware as presently in effect or as amended in the future. Currently, our Amended and Restated Certificate of Incorporation lists the specific situations in which a limitation on liability is not permitted for directors under Section 102(b)(7), only some of which situations apply to officers. In addition, the proposed amendment provides that future amendments to our Amended and Restated Certificate of Incorporation would not have any effect on the liability of our directors and officers with respect to acts or omissions occurring before any such future amendments. Our Board believes these revisions are appropriate because they remove uncertainty regarding the application of the exculpation provision in the event of future amendments to our Amended and Restated Certificate of Incorporation or to the General Corporation Law of the State of Delaware.
Reasons for the Amendment to Our Amended and Restated Certificate of Incorporation
As part of the Board’s ongoing evaluation of the corporate governance structures and practices of the Company, the Board considered the benefits and detriments of amending our Amended and Restated Certificate of Incorporation to exculpate certain officers of BRCC. We believe that BRCC and its stockholders will benefit from limiting officer liability and have included a summary below of the principal factors the Board considered in electing to pursue the amendment to our Amended and Restated Certificate of Incorporation.
The Board believes it is necessary to protect officers to the fullest extent permitted by law in order to attract and retain quality officers. The Board believes that failing to adopt the amendment to our Amended and Restated Certificate of Incorporation could impact our recruitment and retention of quality officer candidates who conclude that the potential exposure to liabilities, costs of defense, and other risks of proceedings exceed the benefits of serving as an officer of BRCC. Further, adopting the exculpation amendment would enable our officers to exercise their business judgment in furtherance of our stockholders’ interests without the potential distraction of risking personal liability. An officer’s role often requires making decisions on crucial matters and in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability based on hindsight, especially in the current litigious environment and regardless of merit. The Board believes this amendment protects our officers from being second-guessed while preserving liability where an officer is disloyal or acts in bad faith.
Prior to the amendment of Section 102(b)(7) of the Delaware General Corporation Law, Delaware corporations could exculpate directors from personal liability for monetary damages associated with breaches of the duty of care, but that protection did not extend to officers. Consequently, plaintiffs have employed the tactic of bringing certain claims against officers that would otherwise be dismissed if brought against exculpated directors, leading to increasingly aggressive tactics by the plaintiffs’ bar to create settlement value. The amendment to Section 102(b)(7) was adopted to address inconsistent treatment between officers and directors and rising litigation and insurance costs for corporations. The proposed amendment to our Amended and Restated Certificate of Incorporation will align the protections available to our officers with those available to our directors and potentially decrease future litigation and insurance premiums.
Taking into account the narrow class and type of claims for which officers would be exculpated from liability, and the benefits the Board believes would accrue to BRCC and its stockholders in the form of an enhanced ability to attract and retain quality officers and the potential to address rising litigation and insurance costs, our Board unanimously determined that the proposal to extend
BRC Inc.	31	2024 Proxy Statement

exculpation to officers is fair and in the best interests of BRCC and its stockholders. Therefore, our Board unanimously approved, subject to stockholder approval, the proposed amendment to the Amended and Restated Certificate of Incorporation to limit the liability of certain officers pursuant to Section 102(b)(7) of the Delaware General Corporation Law.
Certain of the Company's executive officers may be deemed to have an interest in this proposal as they may benefit from the limitations of liability for certain claims of breach of the fiduciary duty of care set forth in the proposed amendment to the Amended and Restated Certificate of Incorporation.
Recommendation
Accordingly, our Board unanimously recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the Section 8.1 of the Amended and Restated Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:
Section 8.1. Limited Liability of Directors
and Officers
. To the fullest extent permitted by applicable law, no director or officer
of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable
. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers
, then the liability of a director
or officer
of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article VIII shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer
of the Corporation existing prior to such amendment or repeal. In the absence of a conflict of interest, any failure to satisfy Section 365 of the DGCL shall not, for the purposes of Sections 102(b)(7) or 145 of the DGCL, or for purposes of any use of the term “good faith” in this Certificate of Incorporation or the By-Laws in regard to the indemnification or advancement of expenses of officers, directors, employees or agents, constitute an act or omission not in good faith, or a breach of the duty of loyalty.”
BRC Inc.	32	2024 Proxy Statement

Executive Compensation
This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material element of compensation for fiscal 2023, that we provided to our Named Executive Officers (or NEOs). Black Rifle Coffee has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” as that term is defined in the rules promulgated under the Exchange Act.
Our NEOs, consisting of our two principal executive officers and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2023 were:
•	Evan Hafer, our prior Chief Executive Officer, current Founder and Executive Chairman
•	Thomas Davin, our prior Co-Chief Executive Officer and current director nominee
•	Chris Mondzelewski, our current President and Chief Executive Officer
•	Steve Kadenacy, our Chief Financial Officer
What We Do
We strive to maintain executive compensation policies and practices consistent with our executive compensation philosophy. The following items highlight our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests.
•	Pay for Performance. We design our executive compensation program to align pay with company performance.
•
Significant Portion of Compensation is at Risk. A significant portion of executive compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

•	Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages its own compensation consultant to assist with making compensation decisions.
•	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.
•	Multi-Year Vesting Requirements. The equity awards granted to our NEOs vest over multi-year periods, consistent with current market practice and our retention objectives.
•	Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking.
•	Competitive Peer Group. Our compensation committee selects our peers from companies that are similar to us with respect to market capitalization, business strategy, and revenue.
•
Stock Ownership Guidelines for Executives and Directors. We maintain stock ownership guidelines for our NEOs and non-employee directors to encourage ownership of our common stock and alignment with the long-term interests of our stockholders.

BRC Inc.	33	2024 Proxy Statement

Role of the Compensation Committee
The compensation committee’s goal is to ensure that the total compensation paid to our executives is fair, competitive, and properly structured to attract and retain talent and align management’s interests with those of our stockholders. In such capacity, the compensation committee administers our executive compensation plans, reviews our general compensation programs and policies, and monitors the performance and compensation of NEOs and other key employees.
Role of the Compensation Consultant
The compensation committee has engaged Pearl Meyer as its independent compensation consultant. Pearl Meyer provides input, analysis, and advice about the Company’s executive compensation philosophy, peer group, pay positioning (by pay component and in total) relative to peer companies, compensation design, equity usage, and risk associated with the current compensation programs.
Benchmarking Compensation
To attract and retain high-performing talent, the compensation committee references prevailing pay rates when establishing target compensation opportunities for our NEOs. To do this, the compensation committee uses a variety of sources for both the broader market and for a core peer group of companies. The compensation committee, with the advice of Pearl Meyer, considers several criteria to determine our peer group, such as whether companies (1) are in the same or similar lines of business, (2) compete for the same customers with similar products and services, and (3) have comparable financial characteristic (mainly revenue and market capitalization). The compensation committee selected the following companies for the fiscal year 2023 Peer Group:
•	BellRing Brands, Inc.
•	Beyond Meat, Inc.
•	Celsius Holdings, Inc.
•	Dutch Bros Inc.
•	Freshpet, Inc.
•	Krispy Kreme, Inc.
•	NewAge, Inc.
•	Portillo’s Inc.
•	Shake Shack Inc.
•	The Honest Company, Inc.
•	The Simply Good Foods Company
•	The Vita Coco Company, Inc.
•	Vital Farms Inc.
•	Wingstop Inc.
•	Zevia PBC
BRC Inc.	34	2024 Proxy Statement

2023 Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2023 and 2022:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	All Other Compensation ($)[7]	Total ($)
Evan Hafer[3] Prior Chief Executive Officer	2023	340,000	—	—	—	47,596	387,596
	2022	340,000	—	3,892,710	—	12,200	4,244,910
Thomas Davin[4] Prior Co-Chief Executive Officer	2023	360,000	—	—	—	66,952	426,952
	2022	352,039	—	256,875	767,647	12,200	1,388,761
Chris Mondzelewski[5] President and Chief Executive Officer	2023	285,963	—	925,000	1,875,000	7,271	3,093,234
	2022	—	—	—	—	—	—
Steve Kadenacy Chief Financial Officer[6]	2023	127,885	—	750,000	2,250,000	18,915[8]	3,146,800
	2022	—	—	—	—	—	—
1.
Amounts shown include the grant date fair values of RSU, PSU and Authentic Brands Incentive Unit awards granted in the year indicated. The assumptions made in calculating the grant date fair value of these awards are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K. For the PSUs granted to Mr. Hafer in 2022, if the highest level of performance is achieved for all performance metrics, the grant date fair value would be $25,852,669.

2.
Stock options granted to employees under the 2022 Plan (as defined below) vest ratably over three years and expire after seven years. The assumptions made in calculating the grant date fair value of the stock options are set forth in Note 14. Equity-Based Compensation, to the consolidated financial statements in the Company’s 2023 Annual Report on Form 10-K.

3.	Mr. Hafer ceased serving as the Company’s Chief Executive Officer effective December 31, 2023. Mr. Hafer continues to serve the Company as Founder and Executive Chairman.
4.	Mr. Davin ceased serving as the Company’s Co-Chief Executive Officer effective December 31, 2023. Mr. Davin continues to serve as a director on the Company’s Board.
5.	Mr. Mondzelewski commenced employment with BRCC in May of 2023 and was appointed to the position of Chief Executive Officer effective January 1, 2024.
6.	Mr. Kadenacy commenced employment with BRCC in September of 2023.
7.
Amounts listed in the “All Other Compensation” column may include 401k funding/match, employer benefit contributions, relocation assistance, housing allowance, or other benefits agreed upon during employment/offer negotiations.

8.	Mr. Kadenacy received a housing allowance of $12,000 for 2023 for an apartment in Salt Lake City, Utah.
Compensation Philosophy
Our compensation policies and philosophies are designed to:
•	attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value;
•	retain leaders who engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;
•	reward senior management in a manner aligned with our financial performance; and
•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
BRC Inc.	35	2024 Proxy Statement

Elements of NEO Compensation
The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below. The compensation committee develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs. We have entered into an employment agreement or an offer letter with each of our NEOs. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.
Annual Base Salary
Base salaries provide our NEOs with a form of fixed compensation that allows for a degree of financial certainty and stability. Base salary amounts are determined annually by the compensation committee and set at a level that is commensurate with each executive’s duties and authority, contributions, prior experience, and performance. In 2023, our NEOs were entitled to the following annual base salaries:
Named Executive Officer	2023 Base Salary (Annualized) ($)
Evan Hafer	340,000
Thomas Davin	360,000
Chris Mondzelewski	500,000
Steve Kadenacy	475,000
The compensation committee reviews base salaries each year and may make periodic adjustments in response to changes in job scope, prevailing market levels or other factors. The actual base salaries paid to each NEO for fiscal 2023 and fiscal 2022, as applicable, are set forth above in the “2023 Summary Compensation Table” under the column entitled “Salary”.
Annual Bonuses
We believe it is important to motivate our key leaders to achieve our short-term performance goals by linking a portion of their annual cash compensation to the achievement of our approved operating plan. For fiscal 2023, the annual target bonus amounts, which are assessed and approved annually by the compensation committee, for each NEO were as follows:
Named Executive Officer	2023 Target Bonus Opportunity
Evan Hafer[1]	n/a
Thomas Davin	75%
Chris Mondzelewski	100%
Steve Kadenacy	75%
1.	Mr. Hafer does not participate in the annual bonus program.
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The compensation committee approved our fiscal 2023 cash bonus plan. Under the 2023 cash bonus plan, the performance was based upon revenue, gross margin, and individual performance goals. Although several individual performance goals were achieved, the compensation committee used its discretionary authority to determine that no bonuses would be payable with respect to 2023 performance for each of our NEOs. In 2022, no cash bonuses were paid to NEOs.
Equity Incentives
In connection with the Business Combination, our stockholders approved the Company’s 2022 Omnibus Incentive Plan (the “2022 Plan”), pursuant to which we may grant eligible employees equity compensation awards. The goals of our long-term, equity-based incentive awards are to align the interests of our NEOs and other employees with the interests of our stockholders. Because vesting is based on continued employment over multiple years, our equity-based incentives also encourage the retention of our NEOs through the vesting period of the awards.
Our compensation committee typically approves annual equity awards during the first quarter of each year. While we intend that the majority of equity awards to our employees be made pursuant our annual grant program, the compensation committee retains discretion to make equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.
For fiscal year 2023, the compensation committee determined that our NEOs, with the exception of Mr. Hafer, would receive the following types of equity awards:
•
Stock Options (75% of grant value): Provide strong incentives for our executive officers to increase the value of our common stock over the long term, and they tightly align the interests of our executives with those of our stockholders. The stock options we grant vest over three years, with one-third of the shares subject to the option vesting on each anniversary of the vesting commencement date, subject to the recipient’s continued employment or service with us on each vesting date. Options have a term of seven years from the date of grant.

•
RSU Awards (25% of grant value): Granted because they are less dilutive to our stockholders, as fewer shares of our common stock are granted to achieve an equivalent value relative to stock options, and because RSU awards are an effective retention tool that maintain value even in cases where the share price is trading lower than the initial grant price. The RSUs we grant vest in equal annual increments over three years, subject to the recipient’s continued employment or service with us on each vesting date.

The 2022 Plan provides that Mr. Hafer will be eligible to receive awards with respect to a number of shares of Class A Common Stock equal to up to 4% of the fully-diluted aggregate number of Class A and Class B Common Stock outstanding as of the Business Combination. In lieu of the annual equity awards provided to other NEOs, in December 2022, Mr. Hafer received restricted stock units that vest based on the Company’s achievement of at least a 25% compound annual growth rate, measured for a portion of the units annually over five years and for all of units through April 30, 2027 and in each case subject to Mr. Hafer’s continued employment through April 30, 2027. None of the restricted stock units vested in 2023.
Authentic Brands maintained an Equity Incentive Plan (the “Incentive Unit Plan”) pursuant to which its board issued Incentive Units to eligible individuals. The Incentive Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43, and provided an immediate and significant alignment between our NEOs and our business. As profits interests, the Incentive Units have no value for tax purposes on the date of grant.
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Mr. Davin was previously granted Incentive Units pursuant to the terms and conditions set forth in the Incentive Unit Plan and the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands, in each case prior to the Business Combination. The number of Incentive Units granted to Mr. Davin was not determined pursuant to any formulaic equation or benchmarking to any peer groups; rather, the number of Incentive Units was determined by the compensation committee of the board of Authentic Brands in its sole discretion.
The unvested Incentive Units held by our NEOs generally vest over a four-year period — 25% on the first anniversary of the date of grant and then in equal installments at the end of each subsequent quarter over the next three years, in each case, subject to continued employment through such date. In connection with the Business Combination, certain prior Incentive Units that were vested (including those that vested in connection with the Business Combination) were converted into Common Units of Authentic Brands on a net-basis. Incentive Units that remained unvested continue to vest in accordance with their terms. However, no additional awards will be granted under the Incentive Unit Plan.
The grant date fair value of the equity awards is set forth above in the “2023 Summary Compensation Table” under the columns entitled “Stock Awards” and “Option Awards” with accompanying footnotes.
Severance Compensation
Certain of the employment agreements provide for additional compensation upon a qualifying termination of employment. See “— Potential Payments upon Termination or Change in Control” for additional details.
Restrictive Covenants
Each employment agreement includes the Company’s customary non-competition, non-solicitation, and confidentiality restrictions.
Other Benefits
We maintain a tax-qualified retirement plan that provides all full-time employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended.
We match 100% of participant deferrals up to 3% of a participant’s compensation plus 50% of participant deferrals in excess of 3% and up to 5% of employee’s compensation for a maximum matching contribution equal to 4% of a participant’s compensation under a safe harbor provision. Participants are immediately vested in their contributions and company safe harbor contributions plus actual earnings thereon. Vesting in the Company’s discretionary contribution portion of their accounts plus actual earnings thereon is based on years of credited service. Participants vest 50% each year until they are 100% vested after two years of service.
Agreements with Named Executive Officers
Mr. Hafer
On December 31, 2023, Mr. Hafer transitioned out of his position as Chief Executive Officer of the Company and assumed the title “Founder and Executive Chairman.” Mr. Hafer continues to serve on the Company’s Board as Executive Chairman.
Employment Agreement, dated as of December 29, 2022, by and between Black Rifle Coffee Company, LLC and Mr. Hafer.
During the term of the employment agreement, as Chief Executive Officer, Mr. Hafer received an annual base salary of no less than $340,000 (which could have been increased from time to time), which compensation terms have been superseded by the Letter Agreement described below. Mr. Hafer was not eligible to receive a target annual incentive opportunity based on his base salary.
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Mr. Hafer’s employment agreement provides that in the event that Mr. Hafer is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to receive any earned but unpaid base salary through the date of termination, any benefits due under any of the Company’s employee benefit plans under the terms and conditions of such plan, including insurance policies but excluding any severance program or policy, any expenses owed to Mr. Hafer (any “Hafer Accrued Amounts”). If Mr. Hafer is terminated without “cause” or Mr. Hafer terminates his employment for “good reason” (as such terms are defined in Mr. Hafer’s employment agreement), subject to his execution of a general release of claims, he will be entitled to receive any Hafer Accrued Amounts and continued payment of his base salary for a thirty-six month period following termination of employment.
Letter Agreement, dated December 22, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Hafer
In connection with his transition from the position of Chief Executive Officer of the Company to Founder and Executive Chairman of the Company, the Company and Mr. Hafer entered into a letter agreement pursuant to which Mr. Hafer has agreed to receive an annual base salary of $1 and not participate in the Company’s annual incentive program in connection with his new role. The remaining terms of Mr. Hafer’s Employment Agreement, dated December 29, 2022, remain unchanged.
Mr. Davin
On December 31, 2023, Mr. Davin transitioned out of his position as Co-Chief Executive Officer of the Company. Mr. Davin continues to serve on the Company’s Board as a director.
Employment Agreement, dated as of January 7, 2019, by and between Black Rifle Coffee Company LLC and Mr. Davin.
During the term of the employment agreement, as Co-Chief Executive Officer, Mr. Davin received an annual base salary of no less than $300,000 (which could have been increased from time to time), and was entitled to a target annual incentive opportunity of 75% of base salary. Mr. Davin’s employment agreement provided that his employment by the Company was at-will and generally did not provide for additional compensation upon termination, beyond a requirement for the Company to provide at least 30 days’ written notice of termination of employment if Mr. Davin’s employment is terminated by the Company, or for Mr. Davin to provide 60 days’ notice if Mr. Davin terminates his employment with the Company.
Transition Agreement, dated as of December 22, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Davin
In connection with his transition out of the role of Co-Chief Executive Officer of the Company, the Company and Mr. Davin entered into a separation and release agreement, which provides for, among other things, certain payments in lieu of benefits offered by the Company and a customary release.
Mr. Mondzelewski
Employment Agreement, dated May 1, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Mondzelewski
During the term of the employment agreement, Mr. Mondzelewski is to receive an annual base salary of no less than $500,000 (which may be increased from time to time), and a target annual incentive opportunity of 75% of base salary. Mr. Mondzelewski’s employment agreement provides that his employment by the Company is at-will and generally does not provide for additional compensation upon termination, beyond a requirement for the Company to provide at least 30 days’ written notice of termination of employment if Mr. Mondzelewski’s employment is terminated by the Company, or for Mr. Mondzelewski to provide 60 days’ notice if Mr. Mondzelewski terminates his employment with the Company.
Executive Severance and Restrictive Covenant Agreement, dated August 23, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Mondzelewski
Mr. Mondzelewski’s Executive Severance and Restrictive Covenant Agreement (the “Severance Agreement”) provides that in the event Mr. Mondzelewski is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “Mondzeleski Accrued
BRC Inc.	39	2024 Proxy Statement

Amounts”). If Mr. Mondzelewski is terminated without “cause” (as the term is defined in the Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the Mondzelewski Accrued Amounts and continue payment of his base salary for a twelve month period following termination of employment.
Letter Agreement, dated December 22, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Mondzelewski
The Company and Mr. Mondzelewski entered into a letter agreement setting forth Mr. Mondzelewski’s compensation for serving as President and Chief Executive Officer, which appointment was effective as of January 1, 2024. Pursuant to the letter agreement, (a) Mr. Mondzelewski’s annual base salary will be $600,000, (b) his target annual incentive opportunity will be 100% of base salary, and (c) the Company granted restricted stock units with a fair market value of $625,000 and stock options with a fair market value of $1,875,000 to Mr. Mondzelewski in the first quarter of 2024.
Mr. Kadenacy
Offer Letter for Employment, dated September 6, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Kadenacy
The Company and Mr. Kadenacy entered into an offer letter setting forth Mr. Kadenacy’s compensation for serving as Chief Financial Officer. Pursuant to the offer letter, (a) Mr. Kadenacy’s annual base salary will be $475,000, (b) his target annual incentive opportunity will be 75% with a maximum attainment of 150%, and (c) the Company granted restricted stock units with a fair value of $750,000 vesting in equal installments on each of the first three years following the grants, and stock options with a fair market value of $2,250,000 with a seven-year term and exercise price to the closing price on the date of the grant. Such equity awards will vest in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Kadenacy will not be eligible for additional equity awards under the 2022 Plan for the first two years of his employment.
Executive Severance and Restrictive Covenant Agreement, dated September 18, 2023, by and between Black Rifle Coffee Company, LLC and Mr. Kadenacy
Mr. Kadenacy’s Executive Severance and Restrictive Covenant Agreement (the “Severance Agreement”) provides that in the event Mr. Kadenacy is terminated for any reason, subject to his execution of a general release of claims, he will be entitled to any earned but unpaid base salary through the date of the termination and any expenses owed (the “Kadenacy Accrued Amounts”). If Mr. Kadenacy is terminated without “cause” (as the term is defined in the Severance Agreement), subject to his execution of a general release of claims, he will be entitled to receive the Kadenacy Accrued Amounts and continue payment of his base salary for a twelve month period following termination of employment.
Vesting of Incentive Units upon Change in Control
The terms of the Incentive Units held by our NEOs provided for partial accelerated vesting upon a “change in control” (as defined in the Incentive Unit Plan), depending on the amount of time that has elapsed between the date of grant and the date of such “change in control.”
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Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding equity awards held by our NEOs that were outstanding as of December 31, 2023:
		Option Awards[1]			Stock Awards[2]
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Evan Hafer, Prior Chief Executive Officer	12/29/2022	—	—	—	—	—	4,231,206	25,852,669
Thomas Davin, Prior Co-Chief Executive Officer	2/9/2022	88,236	10.00	2/9/2029	12,500	45,375	—	—
Chris Mondzelewski, President and Chief Executive Officer	5/5/2023	152,628	5.38	5/5/2030	83,643	303,624	—	—
	8/15/2023	573,230	4.45	8/15/2030	106,742	387,473	—	—
Steve Kadenacy, Chief Financial Officer	9/18/2023	1,004,982	4.00	9/18/2030	187,500	680,625	—	—
1.	Stock options granted vest ratably over three years on an annual basis and expire after seven years.
2.
Stock awards include RSU, PSU and Incentive Unit awards. RSU awards vest annually over three years. The PSU awards were granted to Evan Hafer and vest based on significant market capitalization CAGR targets through April 30, 2027, subject to Mr. Hafer’s continued employment through such date, as described more fully above under “Equity Incentives.” All PSUs were unvested as of December 31, 2023, and the number of shares shown assumes achievement of the target performance level. The unvested Incentive Units held by our NEOs generally vest over a four-year period — 25% on the first anniversary of the date of grant and then in equal installments at the end of each subsequent quarter over the next three years, in each case, subject to continued employment through such date. The value for each award was calculated by multiplying the number of shares of common stock underlying the unvested portion of the award by $3.63, the closing price for our Class A Common Stock on the NYSE on the last trading day of 2023.

BRC Inc.	41	2024 Proxy Statement

Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of our common stock that may be issued under our existing equity compensation plans.
	Number of Shares to be Issued Upon Exercise of Outstanding Options, RSUs, PSUs, and Incentive Units (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[1](b) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders[2]	13,520,707	5.19	12,561,147
Equity compensation plans not approved by security holders[3]	14,210	—	—
Total	13,534,917	5.19	12,561,147
1.
The weighted average exercise price is calculated based solely on the exercise price of outstanding stock options and does not take into account outstanding RSUs, PSUs or Incentive Units, which have no exercise price.

2.
Equity compensation plans approved by our security holders consist of the 2022 Plan and the BRC Inc. 2022 Employee Stock Purchase Plan, under which 8,204,144 and 4,357,033 shares of Class A Common Stock, respectively, were available for future issuance as of December 31, 2023.

3.
In connection with the Business Combination, we assumed the Authentic Brands Equity Incentive Plan, which has not been approved by our stockholders. No additional awards may be issued under the Equity Incentive Plan.

BRC Inc.	42	2024 Proxy Statement

Ownership of Our Common Stock
The following table sets forth information known to us regarding the beneficial ownership of shares of common stock as of March 4, 2024 by:
•	each person who is the beneficial owner of more than 5% of the outstanding shares of Class A common stock;
•	each of our NEOs and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.
The beneficial ownership of shares of the Company’s voting stock as presented below is based on the following: (i) an aggregate of 66,308,522 shares of Class A Common Stock issued and outstanding and (ii) an aggregate of 145,829,301 shares of Class B Common Stock issued and outstanding as of March 4, 2023. Subject to the terms of the Third Amended and Restated Limited Liability Company Agreement of Authentic Brands, Common Units of Authentic Brands are redeemable or exchangeable for shares of our Class A Common Stock on a one-for-one basis. Corresponding shares of Class B Common Stock will be canceled on a one-for-one basis as Common Units are redeemed or exchanged. Beneficial ownership of shares of our Class A Common Stock reflected in this table does not include beneficial ownership of shares of our Class A Common Stock for which such Common Units may be redeemed or exchanged.
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock of the Company beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 1144 S 500 W, Salt Lake City, UT 84101.
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Shares of Common Stock Beneficially Owned
The following table provides information regarding beneficial ownership as of March 4, 2024:
Name of Beneficial Holder	Class A Common Stock	Shares Issuable Within 60 Days[1]	Stock Options Exercisable Within 60 Days	Class B Common Stock	Total Class A Common Stock Beneficially Owned	Percentage of Class A Common Stock	Percentage of Total Voting Power
Directors and Officers
Evan Hafer[2]	13,351,018	—	—	119,764,066	133,115,084	71.5%	62.7%
Thomas Davin[3]	6,250	6,250	88,235	8,306,706	8,407,441	11.3%	4.0%
Kathryn Dickson	129,076	8,950	—	117,235	255,261	*	*
George Muñoz	36,991	8,532	—	201,348	246,871	*	*
Steven Taslitz[4]	34,142	8,021	—	1,689,927	1,732,090	2.5%	*
Glenn Welling[5]	13,185,379	8,067	—	—	13,193,446	19.9%	6.2%
Mathew Best	—	—	—	29,176,726	29,176,726	30.6%	13.8%
Chris Mondzelewski	—	—	—	—	—	—	—
Steve Kadenacy	848,424	—	—	—	848,424	1.3%	*
All directors and executive officers as a group (11 persons)	14,740,262	56,981	181,710	130,104,105	144,582,626	73.8%	68.3%

Other Shareholders Over 5%
EKNRH Holdings LLC[6]	—	—	—	34,042,374	34,042,374	33.9%	16.0%
Marianne Hellauer[7]	—	—	—	26,648,846	26,648,846	28.7%	12.6%
John Miller[8]	500,000	—	—	14,243,594	14,743,594	18.3%	6.9%
Funds and accounts managed by Engaged Capital[5]	12,851,018	—	—	—	12,851,018	19.3%	6.0%
The Vanguard Group[9]	4,148,599	—	—	—	4,148,599	6.3%	2.0%
*	Less than 1%
1.	Consists of shares of Class A Common Stock issuable upon the vesting of RSUs on or before May 3, 2024.
2.
Consists of (i) 34,042,374 shares of Class B Common Stock held through EKNRH Holdings LLC, an entity managed by Mr. Hafer, and (ii) 13,351,018 shares of Class A Common Stock and 85,721,692 shares of Class B Common Stock, which shares include the shares reported as held by Mr. Best, Engaged Capital, Ms. Hellauer and John Miller, that may be deemed to be beneficially owned by Mr. Hafer, given that, pursuant to the Investor Rights Agreement, Mr. Hafer has a proxy to vote such shares with respect to director elections. The number of shares subject to the Investor Rights Agreement is based on the most recent information available to the Company. Mr. Hafer disclaims any beneficial ownership of the reported shares other than with respect to shares held by EKNRH Holdings LLC and other than to the extent of any pecuniary interest Mr. Hafer may have therein, directly or indirectly.

3.
Reflects (i) 7,094,756 shares of Class B Common Stock directly held by Mr. Davin and (ii) 1,211,950 shares of Class B Common Stock that Mr. Davin may be deemed to beneficially own through his control, together with a partner, of the entity owning such shares. Mr. Davin disclaims any beneficial ownership of the reported shares held by such entity other than to the extent of any pecuniary interest Mr. Davin may have therein, directly or indirectly.

BRC Inc.	44	2024 Proxy Statement

4.
Includes 3,724 shares of Class B Common Stock held by Mr. Taslitz and 1,686,203 shares of Class B Common Stock held by a trust for which Mr. Taslitz is acting as a trustee and which shares may therefore be deemed to be beneficially owned by Mr. Taslitz. Mr. Taslitz disclaims any beneficial ownership of the reported shares held by such trusts other than to the extent of any pecuniary interest Mr. Taslitz may have therein, directly or indirectly. For the description of an all-asset security package which includes all such shares, see “Other Governance Matters – Prohibition of Certain Types of Transactions.”

5.
Includes (i) 28,269 shares of Class A Common Stock owned by Mr. Welling and (ii) 12,851,018 shares of Class A Common Stock held by Engaged Capital Flagship Master Fund, LP (“Engaged Capital FMF”), as the general partner and investment adviser of Engaged Capital FMF and the investment adviser of the Engaged Capital Account, and Glenn Welling, as the Founder and Chief Investment Officer of Engaged Capital and the sole member of Engaged Capital Holdings, LLC (the managing member of Engaged Capital), may be deemed to beneficially own the 12,851,018 shares owned in the aggregate by Engaged Capital FMF and held in the Engaged Capital Account. Mr. Welling disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Welling may have therein, directly or indirectly. Mr. Welling is also a trustee of a trust that owns 506,092 shares of Class A Common Stock of the Company and, as such, may be deemed to be the beneficial owner of such shares. The principal business address of Glenn Welling and Engaged Capital is c/o Engaged Capital, LLC, 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

6.	EKNRH Holdings LLC is an entity managed by Evan Hafer and, as such, Evan Hafer is the beneficial owner of the shares held by EKNRH Holdings LLC.
7.
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023 by Marianne Hellauer and subsequently confirmed as of March 4, 2024 by the Company’s transfer agent, Continental Stock Transfer & Trust Company. Ms. Hellauer serves as trustee for trusts holding 26,648,846 shares of Class B Common Stock. Ms. Hellauer reported that she has sole voting and dispositive power with respect to all such shares. Ms. Hellauer disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Ms. Hellauer may have therein, directly or indirectly.

8.
Based on information set forth in a Schedule 13G filed with the SEC on February 14, 2023 by John Miller and subsequently confirmed as of March 4, 2024 by the Company’s transfer agent, Continental Stock Transfer & Trust Company. Mr. Miller serves as trustee for trusts and as manager of other entities holding 500,000 shares of Class A Common Stock and 14,243,594 shares of Class B Common Stock. Mr. Miller reported that he has sole voting and dispositive power with respect to all such shares. Mr. Miller disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest Mr. Miller may have therein, directly or indirectly.

9.
Based on information set forth in a Schedule 13G filed with the SEC on February 13, 2024 by the Vanguard Group and certain related entities. The Vanguard Group reported that it has shared voting power with respect to 80,152 shares of Class A Common Stock, sole dispositive power with respect to 4,082,447 shares of Class A Common Stock, and shared dispositive power with respect to 70,607 shares of Class A Common Stock. The address of the Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

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Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based solely on a review of copies of reports filed by the reporting persons furnished to us, and written representations from reporting persons, we believe that the reporting persons complied with all Section 16(a) filing requirements on a timely basis during 2023, other than the following three reports that were filed late each by one day. On March 10, 2023, Kathryn Dickson reported one transaction late on a Form 4. On August 18, 2023, Christopher Clark reported one transaction late on a Form 4. On August 18, 2023, Christopher Mondzelewski reported one transaction late on a Form 4.
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Certain Relationships and Related Party Transactions
We describe below transactions and series of similar transactions, during our last completed fiscal years or currently proposed, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, including employment, termination of employment and change in control arrangements, which are described where required under “Executive Compensation”.
Related Person Policy of the Company
We have adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s voting securities, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the Company without the approval of the audit committee, subject to the exceptions described below.
A related person transaction is generally a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy.
Under the policy, the Company shall collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder, to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Ethics, employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the audit committee, or other independent body of the Board, determines in the good faith exercise of its discretion.
BRC Inc.	47	2024 Proxy Statement

The audit committee has determined that certain transactions will not require the approval of the audit committee including certain employment arrangements of officers, director compensation, transactions with another company at which a related party’s only relationship is as a director, non-executive employee or beneficial owner of less than 10% of that company’s outstanding capital stock, transactions where a related party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock receive the same benefit on a pro rata basis and transactions available to all employees generally.
BRC Inc.	48	2024 Proxy Statement

Additional Information
Availability of Certain Information
Our 2023 Annual Report has been posted on the Internet along with this Proxy Statement, each of which is accessible by following the instructions in the Internet Notice.
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC on March 7, 2024. We will mail without charge, upon written request, a copy of this Proxy Statement or our Annual Report on Form 10-K for the year ended December 31, 2023, excluding exhibits. Please send a written request to:
BRC Inc.
Attn: Investor Relations
1144 S 500 W, Salt Lake City, UT 84101
(801) 874-1189
Householding
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Internet Notice or, if requested, our Proxy Statement and Annual Report unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure reduces our printing costs and postage fees.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of an Internet Notice, or, if requested, our Proxy Statement and Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o BRC Inc., 1144 S 500 W, Salt Lake City, UT 84101 or by phone at (801) 874-1189. If you participate in householding and wish to receive a separate copy of the Internet Notice or, if requested, this Proxy Statement and our Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.
If you are the beneficial owner of shares held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of the Internet Notice, this Proxy Statement or our Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.
Stockholder Proposals and Nominations to be Included in Next Year’s Proxy Statement
If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal at our principal executive offices, addressed to the
BRC Inc.	49	2024 Proxy Statement

Corporate Secretary, no later than November 18, 2024, which is 120 calendar days before the anniversary of the date this Proxy Statement for the 2024 Annual Meeting is released to stockholders. However, if the date of the 2025 Annual Meeting is changed by more than 30 days from the anniversary date of the 2024 Annual Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.
Any stockholder proposal or director nomination submitted to us for consideration at the 2025 Annual Meeting, other than stockholder proposals complying with the Rule 14a-8 (which are subjected to separate requirements printed above), must be delivered to our Corporate Secretary between December 31, 2024 and January 30, 2025, which is 120 days and 90 days prior to the first anniversary of the 2024 Annual Meeting, except that if the date of the 2025 Annual Meeting is more than 30 days before or more than 70 days after such anniversary, we must receive the proposal no later than the close of business on the 10th day following the date on which public announcement of the date of the 2025 Annual Meeting is first made; otherwise, the proposal will be considered by us to be untimely and not properly brought before the 2025 Annual Meeting.
Stockholders wishing to include director nominees in the Company’s proxy card for the 2025 Annual Meeting must provide written notice to our Corporate Secretary between December 31, 2024 and January 30, 2024, with all the names of the director nominees for whom such stockholder intends to solicit proxies. The notice must also meet all the requirements set forth in Rule 14a-19(b) under the Exchange Act.
Stockholders who wish to submit a proposal or a director nominee must meet the eligibility requirements of the SEC and comply with the requirements of our bylaws and the SEC.
Other Matters
The Annual Meeting is called for the purposes set forth in the notice of Annual Meeting. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
BRC Inc.	50	2024 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BRCC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35519-P05176

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRC Inc.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Director

Nominee:	**For**	**Against**	**Abstain**
1a. Mr. Thomas Davin	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V35520-P05176

BRC Inc.
Annual Meeting of Stockholders
April 30, 2024 11:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Chris Mondzelewski and Steve Kadenacy, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B Common Stock of BRC Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT, on April 30, 2024, virtually at www.virtualshareholdermeeting.com/BRCC2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting of Stockholders. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations and in the discretion of the proxies with respect to such other business as may properly come before the Annual Meeting of Stockholders.

Continued and to be signed on reverse side